             As filed with the Securities and Exchange Commission
                               on March 5, 1999
                                         Registration No.  333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 Staples, Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

         Delaware                                     04-2896127
-------------------------------                    --------------------
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                     Identification No.)

          One Research Drive, Westborough, Massachusetts  01581-5114
   -------------------------------------------------------------------------
             (Address of principal executive offices) (Zip Code)

      STAPLES, INC. AMENDED AND RESTATED 1990 DIRECTOR STOCK OPTION PLAN
      ------------------------------------------------------------------
                           (Full title of the plans)

                                John J. Mahoney
            Executive Vice President, Chief Administrative Officer
                          and Chief Financial Officer
                                 Staples, Inc.
                              One Research Drive
                    Westborough, Massachusetts  01581-5114
                ----------------------------------------------
                    (Name and address of agent for service)

                                (508) 370-8500
                ----------------------------------------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
                                               Proposed           Proposed
                                               Maximum            Maximum                Amount of
Title of Securities to     Amount to be        Offering Price     Aggregate              Registration
be Registered              Registered          Per Share (1)      Offering Price (1)     Fee (1)
----------------------------------------------------------------------------------------------------------
Common Stock,              1,000,000 shares    $27.875             $27,875,000            $7,749.25
$.0006 par value
----------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock as reported by the Nasdaq National Market on March 3, 1999 in accordance with Rules 457(c) and (h) of the Securities Act of 1933, as amended.

                              Page 1 of 10 pages.
                        Exhibit Index begins on page 6.

                    Statement of Incorporation by Reference
                    ---------------------------------------


     This Registration Statement on Form S-8 incorporates by reference the contents of Registration Statement on Form S-8, File No. 33-38304 filed by the Registrant on December 19, 1990 and the contents of Registration Statement on Form S-8, File No. 33-52228 filed by the Registrant on September 18, 1992, relating to the Registrant's 1990 Director Stock Option Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westborough, Commonwealth of Massachusetts, on March 1, 1999.

                         STAPLES, INC.


                         By:  /s/ Thomas G. Stemberg
                            ------------------------------------------
                              Thomas G. Stemberg
                              Chairman of the Board and
                              Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Staples, Inc. hereby severally constitute Thomas G. Stemberg, John
J. Mahoney, and Patrick J. Rondeau, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Staples, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the 1st day of March, 1999.


     Signatures                     Capacity
     ----------                     --------



/s/ Thomas G. Stemberg          Chairman of the Board and Chief Executive
----------------------          Officer (Principal Executive Officer)
Thomas G. Stemberg



/s/ John J. Mahoney             Executive Vice President - Finance, Chief
-------------------             Administrative Officer and Chief Financial
John J. Mahoney                 Officer (Principal Financial Officer)


/s/ Robert K. Mayerson          Senior Vice President and Corporate Controller
----------------------          (Principal Accounting Officer)
Robert K. Mayerson


/s/ Basil L. Anderson           Director
---------------------
Basil L. Anderson


/s/ Mary Elizabeth Burton       Director
-------------------------
Mary Elizabeth Burton


/s/ W. Lawrence Heisey          Director
----------------------
W. Lawrence Heisey


/s/ James L. Moody, Jr.         Director
-----------------------
James L. Moody, Jr.


/s/ Rowland T. Moriarty         Director
-----------------------
Rowland T. Moriarty

/s/ Robert C. Nakasone          Director
----------------------
Robert C. Nakasone


/s/ W. Mitt Romney              Director
------------------
W. Mitt Romney


/s/ Martin Trust                Director
----------------
Martin Trust


/s/ Paul F. Walsh               Director
-----------------
Paul F. Walsh


/s/ George J. Mitchell          Director
----------------------
George J. Mitchell

                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number                        Exhibit
------                        -------


 5.1           Opinion of Hale and Dorr LLP

23.1           Consent of Hale and Dorr LLP (included in Exhibit 5.1)

23.2           Consent of Ernst & Young LLP

23.3           Consent of Kupferberg, Goldberg & Neimark, LLC

24.1 Power of Attorney (included in the signature pages of this Registration Statement)